UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 11, 2013

ACORN ENERGY, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	0-19771	22-2786081
(State or Other Jurisdiction	(Commission file Number)	(IRS Employer
of Incorporation)		Identification No.)

3903 Centerville Road, Wilmington, Delaware	19807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (302) 656-1707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On October 11, 2013, we entered into an Underwriting Agreement (the “Underwriting Agreement”) with Maxim Group LLC (“Maxim”) related to the firm commitment underwritten public offering (the “Offering”) of 3,508,771 shares of our common stock.  Under the terms of the transaction and pursuant to the Underwriting Agreement, Maxim and the other underwriters have agreed to purchase and we have agreed to sell common stock at $2.66475 per share, representing a 6.5% discount from the price at which the shares will be sold to the public. We have also granted an option to Maxim to acquire an additional 526,316 shares of our common stock to cover over-allotments for a period of 45 days on the same terms. Gross proceeds from the Offering, excluding the over-allotment option will be approximately $9.35 million.  The Underwriting Agreement also provides for us to issue a warrant (the “Warrant”) to Maxim and the other underwriters to acquire 228,070 shares of common stock at $3.135 per share which shall be exercisable for five years. The closing of the Offering is expected to take place on October 17, 2013, subject to the satisfaction of customary closing conditions.  A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto.  A copy of the form of Warrant is attached as Exhibit 4.1 hereto.

The aggregate net proceeds from the Offering, after deducting the estimated expenses payable by us in connection with the Offering and excluding any proceeds that we may receive from exercise of the over-allotment option, are expected to be approximately $9,018,000.

The common stock will be issued pursuant to a prospectus supplement that was filed with the Securities and Exchange Commission on October 11, 2013, in connection with a shelf takedown from our effective registration statement.  A copy of the opinion of Eilenberg & Krause LLP relating to the legality of the issuance and sale of the shares in the Offering is attached as Exhibit 5.1 hereto.

On October 11, 2013, we issued a press release announcing the Offering.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d)         Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of October 11, 2013, by and between Acorn Energy, Inc. and Maxim Group LLC

4.1	Form of Representative Warrant by and between Acorn Energy, Inc. and Maxim Group LLC

5.1	Opinion of Eilenberg & Krause LLP

23.1	Consent of Eilenberg & Krause LLP (included in its opinion filed as Exhibit 5.1 hereto).

99.1	Press Release dated October 11, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 15th day of October, 2013.

ACORN ENERGY, INC.

By:	/s/ Heather K. Mallard
Name:	Heather K. Mallard
Title:	Vice President, Secretary and General Counsel